UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IMRIS Inc.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100-1370 Sony Place, Winnipeg, Manitoba, Canada	R3T 1N5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-170430	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment to Registration Statement on Form 8-A is being filed by IMRIS Inc., a Canadian corporation (the “Registrant”), to amend and restate in its entirety, in order to correct a cross-reference, the description of the Registrant’s Common Shares (as defined below) previously set forth in Item 1 of a Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on November 18, 2010.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares, no par value (“Common Shares”), of the Registrant.  The description of the Registrant’s Common Shares under the section captioned “Description of Securities Being Distributed” in the prospectus included in the Registrant’s Registration Statement on Form F-10 (File No. 333-170430) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on November 8, 2010, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2.  Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IMRIS INC.

Date: August 15, 2011	By: /s/ H. David Graves
H. David Graves
Chief Executive Officer